Exhibit 23

Consent Of Independent Registered Public Accounting Firm

The Board of Directors

Nicholas Financial, Inc.

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-143245 and 333-213117) of Nicholas Financial, Inc. of our report dated June 27, 2018, with respect to the consolidated financial statements of Nicholas Financial, Inc., which report appears in Nicholas Financial, Inc.’s 2018 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
June 27, 2018